Exhibit 10.11

EXECUTION VERSION

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT

To Purchase Up To 5,940 Shares of Common Stock of

DYNACAST INTERNATIONAL INC.

THIS WARRANT (the “Warrant”) certifies that, for value received, Kenner Equity Management, LLC or its registered assigns (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the Initial Exercise Date and on or prior to the close of business on the seventh (7th) anniversary of the Initial Exercise Date (the “Expiration Date”) to purchase up to 5,940 (as such number may be adjusted, in accordance with the terms hereof, the “Warrant Shares”) shares of the Common Stock, par value $0.001 (the “Common Stock”), of Dynacast International Inc., a Delaware corporation or any person who succeeds to and assumes the obligations of Dynacast International Inc. hereunder in accordance with the terms of this Warrant (the “Company”).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Subscription Agreement (as defined below).

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section 3) by the Company after the Reference Date, other than Permitted Securities.

“Alternate Consideration” shall have the meaning set forth in Section 3(e) hereof.

“Cash Outflows” means, with respect to a Common Stock Investor, (i) any amounts paid by such Common Stock Investor to purchase any shares of Common Stock or other capital stock of the Company, (ii) any amounts of debt financing provided by such Common Stock Investor to the Company on or after the Issuance Date, (iii) all reasonable and documented out-of-pocket expenses incurred by such Common Stock Investor in connection with any transaction with respect to either of (i) and (ii) above, including legal fees, costs and expenses, and (iv) all reasonable and documented out-of-pocket expenses incurred by such Common Stock Investor in connection with the Company’s acquisition of the Dynacast business previously owned by Melrose PLC and its affiliates, including legal fees, costs and expenses.

Warrant

“Common Stock Investor” means each of Izurium Dynacast Ltd, MIHI LLC, W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, LLC, Tower Square Capital Partners III, L.P., Tower Square Capital Partners III-A, L.P., Tower Square Capital Partners III-B, L.P., Kenner Equity Management, LLC and Kenner Dynacast Partners L.P. “Common Stock Investors” shall mean all of the foregoing collectively.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Current Market Value” means, with respect to any security (including shares of Common Stock), the fair market value of such security as determined as follows:

(i) if the security is traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the security on such exchange or market over the five (5) trading day period ending three (3) days prior to the date of determination;

(ii) if the security is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the five (5) trading day period ending three (3) days prior to the date of determination; or

(iii) if there is no active public market for the security, the value shall be the fair market value thereof, as determined in good faith by the board of directors of the Company (the “Board of Directors”).

“Exercise Price” shall have the meaning set forth in Section 2(b) hereof.

“Fundamental Transaction” shall have the meaning set forth in Section 3(e) hereof.

“Initial Exercise Date” shall mean that date upon which a Substantial Liquidity Event (as defined in the Security Holders Agreement) occurs if, as of such Substantial Liquidity Event, and after giving effect to the exercise of the Warrant, Net Cash Proceeds received by each Common Stock Investor and their permitted transferees as of such date represents both (A) an IRR equal to at least twenty percent (20%) and (B) at least two times the Cash Outflows of such Common Stock Investor.

“IRR” means, on any determination date, the compounded annual internal rate of return that, when used to caculate the net present value of all Cash Outflows and all Net Cash Proceeds as of the Issuance Date causes the net present value of such Cash Outflows plus the net present value of such Net Cash Proceeds to equal zero.

“Issuance Date” means July 19, 2011.

“Management Consulting Agreement” shall mean that certain Management Consulting Agreement by and among Kenner Equity Management, LLC, the other Consultants party thereto and the Company, dated July 19, 2011.

“Net Cash Proceeds” means, with respect to a Common Stock Investor, (i) any cash proceeds received by such Common Stock Investor from any sale or other disposition of, or dividend or other distribution on, any shares of Common Stock or other capital stock of the Company, net of any attorneys’ fees, investment banking fees, placement agent fees, financial advisory fees, underwriting discounts and commissions and other customary fees, expenses and charges incurred by sellers of securities in connection therewith (other than income taxes payable in respect thereof), (ii) any cash proceeds received by such Common Stock Investor in respect of payments of interest, principal or other payment with respect to any debt financing provided by such by such Common Stock Investor to Company or any of its subsidiaries, net of any fees, expenses and charges incurred by or in connection therewith and (ii) any other cash proceeds received by such Common Stock Investor in connection with the Company’s acquisition of the Dynacast business previously owned by Melrose PLC and its affiliates and the ongoing management and operation of the Dynacast business, including but not limited to, any amounts received by such Common Stock Investor pursuant to the Management Consulting Agreement.

“Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

“Permitted Securities” shall mean (i) the Warrants issued pursuant to the Subscription Agreement, (ii) the shares of Common Stock issuable upon exercise of the Warrants issued pursuant to the Subscription Agreement, (iii) shares of Common Stock and Convertible Securities and Options issued after the Reference Date pursuant to an employee option, stock purchase or similar plan that is either in effect as of the Reference Date or adopted by the Board of Directors after the date hereof, (iv) shares of Common Stock and Convertible Securities and Options issued in consideration for the provision of bona fide services or debt financings (including capital leases, bank credit facilities, equipment financing transactions, leasing lines of credit or other collaborative arrangements) to the Company by non-affiliates, (v) shares of Common Stock and Convertible Securities issued in connection with an acquisition of, or merger with, another company by the Company, at a price per share not less than Current Market Value of the Common Stock, and (vi) shares of Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Reference Date” means the date hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Holders Agreement” means that certain Security Holders Agreement, dated as of July 19, 2011, by and among the Company, MIHI LLC, Izurium Dynacast Ltd, W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners III, L.P., Tower Square Capital Partners III-A, L.P., Tower Square Capital Partners III-B, L.P., Kenner Equity Management, LLC and Kenner Dynacast Partners L.P. as amended, restated, modified or supplemented from time to time.

“Subscription Agreement” means that certain Subscription Agreement, dated as of July 19, 2011, by and among the Company, MIHI LLC, Izurium Dynacast Ltd, W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners III, L.P., Tower Square Capital Partners III-A, L.P., Tower Square Capital Partners III-B, L.P., Kenner Equity Management, LLC and Kenner Dynacast Partners L.P. as amended, restated, modified or supplemented from time to time.

“Substantial Liquidity Event” has the meaning set forth in the Security Holders Agreement.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Expiration Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within five business days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three business days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Company shall be controlling and determinative in the absence of manifest error, negligence or willful misconduct. The Holder, by acceptance of this Warrant, acknowledges and agrees that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

In lieu of the payment of the aggregate Exercise Price in cash as provided in the previous paragraph, the Holder may elect a cashless net exercise. In the case of such cashless net exercise, the Holder shall surrender this Warrant for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y * (A – B)

A

where:

X =	the number of shares of Common Stock to be issued to the Holder upon cashless exercise of this Warrant;

Y =	the total number of shares Common Stock covered by this Warrant which the Holder has surrendered at such time for cashless exercise (including both shares to be issued to the Holder upon cashless exercise of this Warrant and shares to be cancelled as payment therefor);

A =	the Current Market Value of a share of Common Stock as of the business day on which the Holder surrenders this Warrant to the Company; and

B =	the Exercise Price then in effect under this Warrant at the time at which the Holder surrenders this Warrant to the Company.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Common Stock shall be deemed to have commenced, on the date this Warrant was originally issued.

(b) Exercise Price. The exercise price per Warrant Share under this Warrant shall be $0.01 as adjusted from time to time pursuant to Section 3 (the “Exercise Price”).

(c) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company, or by the Company in the event that the Company shall not then have a transfer agent, to the Holder to the address specified by the Holder in the Notice of Exercise within five business days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or delivery of this Warrant to the Company upon any cashless net exercise of this Warrant) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(c)(v) prior to the issuance of such shares, have been paid.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to transmit, or fails to cause its transfer agent to transmit, as applicable, to the Holder a certificate or certificates representing the Warrant Shares pursuant to Section 2(c)(ii) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vi) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.

(a) Stock Dividends and Splits. If the Company shall at any time or from time to time effect a stock split or other subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that stock split or other subdivision shall be proportionately decreased. If the Company shall at any time or from time to time consummate a reverse stock split or otherwise combine the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the reverse stock split or other combination shall be proportionately increased. Any adjustment under this clause shall become effective at the close of business on the date the stock split, reverse stock split or other subdivision or combination becomes effective. In the event the Company at any time or from time to time shall make, issue or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this clause as of the time of actual payment of such dividends or distributions. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that it would have received had this Warrant been exercised into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period with respect to the rights of the Holder. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Adjustments to Exercise Price for Certain Dilutive Issuances.

(i) Deemed Issue of Additional Shares of Common Stock.

(A) Except for the issuance of Permitted Securities, if the Company at any time or from time to time after the Reference Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (B) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(C) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below (either because the consideration per share of the Additional Shares of Common Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the Reference Date), are revised after the Reference Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of clause (ii) below, the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security never been issued.

(ii) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Reference Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to clause (i) above), without consideration or for a consideration per share less than the Current Market Value of a share of Common Stock on the date the Company fixes the offering or issuance price of such issuance, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

For purposes of the foregoing formula, the following definitions shall apply:

“EP2”	shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Common Stock;

“EP1”	shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Common Stock;

“A”	shall mean the number of shares of Common Stock outstanding and deemed outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities outstanding immediately prior to such issue);

“B”	shall mean the aggregate consideration, if any, received by the Company in respect of the applicable issuance of Additional Shares of Common Stock;

“C”	shall mean the number of such Additional Shares of Common Stock issued in such transaction; and

“M”	shall means the Current Market Value per share of Common Stock on the date of issuance of such Additional Shares of Common Stock.

(c) Determination of Consideration. For purposes of this Section 3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A) Cash and Property. Such consideration shall:

(1)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2)	insofar as it consists of securities and the value of such securities is not determinable by reference to a separate agreement, then the value shall be computed based on the Current Market Value thereof;

(3)	insofar as it consists of property other than cash or securities, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(4)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1), (2) and (3) above, as determined in good faith by the Board of Directors.

(B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to this Section 3, relating to Options and Convertible Securities, shall be determined by dividing:

(1)	the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(d) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of this Section 3 then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any adjustments as a result of any subsequent issuances within such period).

(e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the

Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant prior to the expiration of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the product of (x) the aggregate number of Warrant Shares issuable to the Holder upon the exercise of this Warrant in full, times (y) the amount of cash per share of Common Stock payable to the holders of Common Stock in connection with such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. At least 5 days prior to the consummation of any Fundamental Transaction, the Company shall deliver written notice to the Holder of such Fundamental Transaction. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction; provided, that, the Holder shall make such choice prior to the closing of such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(h) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(i) Notice to Holder.

(A) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(B) Effect of Failure to Give Notice. The failure of the Company to give any notice required under this section or any inaccuracy or other defect therein shall not affect the determination of the Exercise Price that shall be in effect as provided herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the terms and conditions of Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. This Warrant and the Warrant Shares issuable upon exercise of this Warrant shall be subject to the transfer restrictions set forth in the Security Holders Agreement. Accordingly, this Warrant and the Warrant Shares issuable upon exercise of this Warrant shall be deemed “Shares” for the purposes of the Security Holders Agreement and shall be subject to the provisions of that Security Holders Agreement as though this Warrant and the Warrant Shares issuable upon exercise of this Warrant were “Shares” thereunder.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding business day.

(d) Authorized Shares.

(i) The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any stock exchange or Trading Market upon which the Common Stock may be listed.

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b)

take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Subscription Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Expiration Date.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Subscription Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(l) Amendment. Any term of this Warrant may be amended, modified or waived only upon written consent of the Holder and the Company.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: July 19, 2011

DYNACAST INTERNATIONAL INC.

By:	/s/ Jeffrey L. Kenner
Name:	Jeffrey L. Kenner
Title:	President

[Signature Page to the Warrant]

NOTICE OF EXERCISE

TO: DYNACAST INTERNATIONAL INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States; or

☐	exercise of the cashless net exercise option in accordance with the formula set forth in Section 2(a) pursuant to the cashless net exercise procedure set forth in Section 2(a).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered by physical delivery of a certificate to:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: __________________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ____________________________________________________________

Name of Authorized Signatory: ______________________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________________

Date: __________________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [            ] all of or [                ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________.

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.